CanArgo Energy Corporation
FOR IMMEDIATE RELEASE IN EUROPE & NORTH AMERICA
Q1 Results 2009
May 30, 2009 Guernsey, British Isles — CanArgo Energy Corporation (“CanArgo” or the “Company”) (OSE: CNR; Pink Sheets: CANR) today reported results for the three months ending March 31, 2009.
Operating Revenues from Continuing Operations for the three month period ended March 31, 2009 deteriorated to $1.5 million from $2.6 million for the corresponding period for 2008. This deterioration was attributable to a decrease in the realised price for oil sold at the Ninotsminda Field in Georgia despite there being higher volumes of oil sold.
The Company reported net income for the three month period ended March 31, 2009 of $1.9 million compared to a net loss of $1.2 million in the corresponding period for 2008. This was attributable to the Company recording Total Other Income of $2.9 million compared to Total Other Expense of $1.0 million for the corresponding period for 2008. The improvement in net income attributable to Total Other Income was offset partially by an increased Operating Loss from Continuing Operations.
Operating Loss from Continuing Operations for the three month period ended March 31, 2009 increased to $1.0 million compared to an Operating Loss of $0.2 million in the corresponding period for 2008. This was due to the deterioration in Operating revenues from Continuing Operations, increased Field Operating Expenses and Direct Project Costs offset partially by reduced Selling, General and Administrative Expenses and reduced Depreciation, Depletion and Amortization.
Total Other Income for the three month period ended March 31, 2009 of $2.9 million included a $3.9 million gain in Settlement of Accounts Payable. This gain was attributable to a Settlement Agreement that the Company entered into on February 9, 2009 with WEUS Holding Inc (“WEUS”) a subsidiary of Weatherford International Ltd as reported previously.
Please see the tables attached to this release.
The information set forth herein and in the exhibit is preliminary in nature, has been prepared by management and has not been reviewed or audited by the Company’s auditors. Accordingly, such information does not necessarily reflect results of the Company’s operations and financial condition that may be reportable after completion of a review or audit and, while management is reasonably confident that such information is materially accurate, such preliminary results may be subject to change and should not be regarded as a definitive report on results of operations and financial condition of the Company as at March 31, 2009 and as at December 31, 2008 and for the fiscal year then ended.  Although these statements have been produced on a best effort basis and management believes they are accurate, they may not be relied upon.
As previously reported, the Company is currently in default in making interest payments under its outstanding Senior Subordinated Convertible Guaranteed Notes, due September 1, 2009 and its 12% Subordinated Convertible Guaranteed Notes, due June 28, 2010. The Company is continuing its negotiations with certain of the Note holders with a view to addressing such defaults. The Company is also currently in default under the terms of its Settlement Agreement with WEUS and is in discussions to resolve this default as well. There can be no assurance, however, that such negotiations and discussions will be successfully concluded.
CanArgo is an independent oil and gas exploration and production company with its oil and gas operations currently located in Georgia.
Status and other announcements will be posted on the Company’s website, www.canrgo.com.
The matters discussed in this press release include forward-looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward-looking statements. Such risks, uncertainties and other factors include, among other matters, the uncertainties inherent in oil and gas activities; the effects of the Company’s impaired financial condition; the effects of actions by third parties including creditors and government officials; fluctuations in world oil prices and other risks detailed in the Company’s reports on Forms 10-K and 10-Q previously filed with the Securities and Exchange Commission; the ability of the Company and its subsidiaries to arrive at a successful negotiation with its creditors and to prosecute, develop and consummate one or more plans of reorganization with respect to any possible Chapter 11 proceeding; the effects of any possible Chapter 11 filing on the Company and the interests of various creditors, equity holders and other constituents; Bankruptcy Court rulings in any possible Chapter 11 case and the outcome of any such proceedings in general; the length of time the Company will operate under a possible Chapter 11 proceeding; the risks associated with third party motions in any possible Chapter 11 proceeding, which may interfere with the Company’s ability to develop and consummate one or more plans of reorganization; the potential adverse effects of a possible Chapter 11 proceeding on the Company’s liquidity or results of operations; continued compliance with conditions for funding under any secured credit facility that may be obtained to fund the Company while in any possible Chapter 11 proceeding; the ability to execute the Company’s business and restructuring plan; management of cash resources; restrictions imposed by, and as a result of, the Company’s substantial leverage; increased legal costs related to a possible bankruptcy case and other litigation and the Company’s ability to maintain contracts that are critical to its operation, to obtain and maintain normal terms with customers, suppliers and service providers and to retain key executives, managers and employees. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbour provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.

CANARGO ENERGY CORPORATION AND SUBSIDIARIES
Financial Statements
Consolidated Condensed Balance Sheets
Expressed in United States dollars

	March 31,	December 31,
	2009	2008
	(Unaudited)	(Unaudited)
ASSETS

Current Assets
Cash and cash equivalents	$1,132,412	$1,854,507
Accounts receivable	142,565	145,646
Crude oil inventory	59,777	534,688
Prepayments	319,220	70,949
Assets to be disposed	120,779	144,252
Other current assets	119,233	131,411

Total current assets	$1,893,986	$2,881,453

Non Current Assets
Prepaid financing fees	10,480	20,960

Capital assets, net	1,331,413	1,395,095

Total Assets	$3,235,879	$4,297,508

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable — trade	$803,959	$1,052,233
Loans payable — short term	4,171,045	3,895,202
Accrued liabilities	3,690,849	6,882,833
Liabilities to be disposed	10,399	10,399

Total current liabilities	$8,676,252	$11,840,667

Long term debt	9,686,052	9,511,295

Provision for future site restoration	260,002	253,702

Total Liabilities	$18,622,306	$21,605,664

Temporary Equity	$2,119,530	$2,119,530

Stockholders’ equity:
Common stock, par value $0.10; authorized — 1,000,000,000 shares at March 31, 2009 and 1,000,00,000 at December 31, 2008; shares issued, issuable and outstanding — 254,469,277 at March 31, 2009 and at December 31, 2008	25,446,927	25,446,927
Capital in excess of par value	244,443,204	244,428,613
Accumulated deficit	(287,396,088)	(289,303,226)

Total stockholders’ equity (deficit)	$(17,505,957)	$(19,427,686)

Total Liabilities, Temporary Equity and Stockholders’ Equity	$3,235,879	$4,297,508

This unaudited financial information was produced internally and has not been reviewed or audited by the Company’s external auditors.

CANARGO ENERGY CORPORATION AND SUBSIDIARIES
Financial Statements
Consolidated Condensed Statement of Operations — Unaudited
Expressed in United States dollars

	March 31,	March 31,
	2009	2008
	(Unaudited)	(Unaudited)
Operating Revenues from Continuing Operations:
Oil and gas sales	$1,512,711	$2,590,762

	1,512,711	2,590,762

Operating Expenses:
Field operating expenses	797,525	364,936
Direct project costs	349,560	249,973
Selling, general and administrative	1,238,209	1,456,595
Depreciation, depletion and amortization	100,887	747,259

	2,486,182	2,818,763

Operating Loss from Continuing Operations	(973,470)	(228,001)

Other Income (Expense):
Interest income	965	28,814
Interest and amortization of debt discount and expense	(916,941)	(859,484)
Foreign exchange gains (losses)	(49,711)	(90,004)
Settlement of accounts payable	3,920,481	—
Other	(41,980)	(36,412)

Total Other Income (Expense)	2,912,814	(957,086)

Income (Loss) from Continuing Operations Before Taxes	1,939,343	(1,185,087)

Income taxes	—	—

Income (Loss) from Continuing Operations	1,939,343	(1,185,087)

Net Income (Loss) from Discontinued Operations, net of taxes and minority interest	(32,205)	(19,794)

Net Income (Loss)	$1,907,138	$(1,204,881)

Weighted average number of common shares outstanding
- Basic	254,469,277	242,120,974

- Diluted	254,469,277	242,120,974

Basic Net Income (Loss) Per Common Share
- from continuing operations	$0.01	$(0.00)
- from discontinued operations	$(0.00)	$(0.00)

Basic Net Income (Loss) Per Common Share	$0.01	$(0.00)

Diluted Net Income (Loss) Per Common Share
- from continuing operations	$0.01	$(0.00)
- from discontinued operations	$(0.00)	$(0.00)

Diluted Net (Income) Loss Per Common Share	$0.01	$(0.00)

This unaudited financial information was produced internally and has not been reviewed or audited by the Company’s external auditors.

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